UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 19, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

School Specialty, Inc. intends to distribute the information contained in the attached exhibits to its stockholders on or about September 19, 2013,

The information in this Item 7.01, including the exhibits attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K.  Consequently, such information and exhibits are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise, subject to the liabilities of that section.  Further, the information in this Item 7.01, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter to School Specialty, Inc. Stockholders dated September 19, 2013

99.2	Fiscal 2014 First Quarter Update dated September 19, 2013

Forward-Looking Statements

This report and the information furnished herewith may contain statements concerning future results of operations, expectations, plans or prospects.  Such statements are forward-looking statements.  Forward-looking statements also include those preceded by or followed by words like “anticipate,” “believes,” “could,” “expect,” “intend,” “may,” “should,” “plan,” “targets” or similar expressions.  These forward-looking statements are based on School Specialty’s estimates and assumptions as of the date of the information presented, and as such involve uncertainty and risks.  These statements are not guarantees of future performance and actual results may differ materially from those contemplated by the forward-looking statements due to a number of factors including those described in Item 1A. of School Specialty’s fiscal 2013 annual report on Form 10-K. Those factors are incorporated by reference.  Except as required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: September 19, 2013	By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to School Specialty, Inc. Stockholders dated September 19, 2013

99.2	Fiscal 2014 First Quarter Update dated September 19, 2013

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